Exhibit 99.1

Battalion Oil Corporation Announces Fourth Quarter and Full Year 2021 Financial and Operating Results

HOUSTON, TEXAS – March 7, 2022 – Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced financial and operating results for the fourth quarter and full year 2021.

Key Highlights

●	Reported average daily production of 17,283 Boepd and 16,241 Boepd in fourth quarter and full year 2021, respectively
●	Proved reserves of 95.9 MMBoe, a 51% increase over year-end 2020 reserves
●	Completed strategic refinancing in November 2021; enhanced liquidity profile allows for significant increase in activity
●	Kicked off 2022 capital program in December 2021 with 3 well-pad at Monument Draw; expect to keep one rig running through 2022
●	Maintaining flat production in 2022 while driving double digit growth in daily oil production by year end 2022

Management Comments

Richard Little, the Company’s CEO, commented, “Battalion had an excellent fourth quarter of 2021 from an operational and financial perspective, and much of that is a due to the operational success we had throughout 2021. We have talked all year about our team’s efforts to reduce downtime and improve flow assurance through facility upgrades and field optimization. We were quite heavily hedged coming into the fourth quarter, and our ability to outproduce those hedges and capture an increasing price environment is a direct result of our ability to keep the wells flowing consistently.”

“A key highlight of the fourth quarter, and a real pivot point for Battalion, was our strategic refinancing. We have demonstrated our operational proficiency in the field, and our recent well results speak to the significant upside on our acreage with wells that compete with the best in the basin. This term loan represents a vote of confidence in our assets and our team’s ability to develop them. Our intention is to ramp up activity in 2022, driving significant growth in average daily production by year-end 2022 while remaining committed to capital discipline and operational efficiency.”

Mr. Little continued, “2022 will be an exciting year for Battalion. We are eager to get back to development mode, and we believe our plan will generate substantial value growth for our shareholders in the years to come. “

Results of Operations

Full year 2021 production averaged 16,241 barrels of oil equivalent per day (“Boepd”) compared to average daily production of 16,858 Boepd for 2020. Average daily production in 2020 includes approximately 600 Boepd of production associated with divested properties which were sold in December 2020. Excluding the impact of the divested properties, average daily production in 2021 is in line with 2020.

Average daily oil and natural gas production was impacted by the temporary shut-in of production amounting to approximately 300 Boepd and 1,300 Boepd for the year ended December 31, 2021 and 2020, respectively. In February 2021, we temporarily shut-in production due to inclement weather. In May and June 2020, we temporarily shut-in production in response to historically low commodity prices. Current year production was also impacted by third-party processing curtailments and downtime resulting from facility upgrades and repairs. In 2021, we drilled and cased 2.0 gross (2.0 net) operated wells, completed 6.0 gross (6.0 net) operated wells, and put online 6.0 gross (6.0 net) operated wells.

Our total operating revenues for the year ended December 31, 2021 were approximately $285.2 million compared to total operating revenues for the year ended December 31, 2020 of approximately $148.3 million. The increase in revenues is primarily attributable to an approximate $24.14 per Boe increase in average realized prices (excluding the effects of hedging arrangements).

Excluding the impact of hedges, Battalion realized 98% of the average NYMEX oil price during the fiscal year 2021. Battalion realized a net loss of $77.9 million on settled contracts during 2021.

Lease operating and workover expense was $7.96 per Boe during the full year 2021 and $7.42 per Boe during the full year 2020 while adjusted gathering and other expense was $10.19 per Boe during the full year 2021 and $8.53 per Boe during the full year 2020 (see Selected Operating Data table for additional information). Adjusted G&A was $2.48 per Boe during the full year 2021 compared to $2.38 per Boe during the full year 2020 (see Selected Operating Data table for additional information).

The Company reported a net loss to common stockholders for the full year 2021 of $28.3 million and a net loss per basic and diluted share of $1.74. After adjusting for selected items, the Company reported net income to common stockholders for the full year 2021 of $17.1 million and net income per basic and diluted share of $1.05 and $1.04, respectively (see Selected Item Review and Reconciliation table for additional information). Adjusted EBITDA for the year ended December 31, 2021, was $72.7 million as compared to $70.1 million for the year ended December 31, 2020 (see Adjusted EBITDA Reconciliation table for additional information).

Liquidity and Balance Sheet

On November 24, 2021, Battalion and its wholly owned subsidiary, Halcón Holdings, LLC entered into an Amended and Restated Senior Secured Credit Agreement (“Term Loan Agreement”) with Macquarie Bank Limited, as administrative agent, and certain other financial institutions party, as lenders. Pursuant to the Term Loan Agreement, the lenders agreed to loan us (i) $200 million, which funded on November 24, 2021, and was partially used to refinance all amounts owed under our previous Senior Credit Agreement and (ii) up to $35 million available to be drawn up to 18 months from November 24, 2021, subject to satisfaction of certain conditions. The maturity date of the Term Loan Agreement is November 24, 2025. Until such maturity date, borrowings under the Term Loan Agreement shall bear interest at a rate per annum equal to LIBOR (or another applicable reference rate, as determined pursuant to the provisions of the Term Loan Agreement) plus an applicable margin of 7.00%.

As of December 31, 2021, the Company had $200.1 million of indebtedness outstanding (including $0.1 million owed under our PPP Loan), approximately $0.3 million of letters of credit outstanding and up to $35.0 million in delayed draw term loans available to be drawn under our Term Loan Agreement. Total liquidity on December 31, 2021, inclusive of $46.9 million of cash and cash equivalents, was $81.9 million.

Proved Reserves Update

On December 31, 2021, our estimated total proved oil and natural gas reserves, as prepared by our independent reserve engineering firm, Netherland, Sewell & Associates, Inc. were approximately 95.9

MMBoe, consisting of 58.7 MMBbls of oil, 16.3 MMBbls of natural gas liquids, and 125.0 Bcf of natural gas. Our reserves had a standardized measure of discounted future cash flows of $1.1 billion using SEC prices for crude oil and natural gas, which are based on preceding 12-month first day of the month average prices of West Texas Intermediate (WTI) crude oil spot price of $66.55 per Bbl and Henry Hub natural gas spot price of $3.60 per MMBtu.

Proved reserves at year-end 2021 of 95.9 MMBoe represents a 51% increase over year-end 2020 reserves. Proved developed reserves at year-end 2021 were 42.4 MMBoe, representing approximately 44% of our proved reserves. Proved undeveloped reserves at year-end 2021 were 53.5 MMBoe. We maintain operational control of 99.9% of our estimated proved reserves.

Hedging Update

The Company has designed a risk management policy to provide partial protection against certain risks such as commodity price declines and price differentials between the NYMEX commodity price and the index price at the location where our production is sold. Our objective, under the Term Loan Agreement, is to hedge approximately 50% to 85% of our anticipated oil and natural gas production, in varying percentages by year, and on a rolling basis for the next four years. Details of our outstanding derivative instruments may be found in our recently filed Annual Report on Form 10-K.

Board Structure Update

During our annual review and approval of the Chairman of the Board role, the Board elected Jonathan Barrett to serve as Chairman of the Board replacing Richard Little who has served as Interim Chairman since June 2021.

Conference Call Information

Battalion Oil Corporation has scheduled a conference call for Tuesday, March 8, 2022, at 10:00 a.m. Central Time. To access the live conference call, local participants may dial +1 (646) 828-8193. All other participants may dial (888) 394-8218 for toll free. The confirmation code for the live conference call is 5532123. The live conference call will also be available through the Company’s website at www.battalionoil.com on the Events and Presentations page under the Investors tab. The replay for the event will be available on the Company’s website at www.battalionoil.com on the Events and Presentations page under the Investors tab through March 31, 2022.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects,” "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

Chris Lang
Manager, Finance

(832) 538-0551

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020

Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$60,284	$34,672	$213,512	$125,985
Natural gas	11,409	2,716	35,248	5,818
Natural gas liquids	12,588	4,886	35,394	14,972
Total oil, natural gas and natural gas liquids sales	84,281	42,274	284,154	146,775
Other	224	292	1,051	1,514
Total operating revenues	84,505	42,566	285,205	148,289

Operating expenses:
Production:
Lease operating	12,362	9,226	43,977	42,106
Workover and other	907	942	3,224	3,709
Taxes other than income	3,126	2,926	12,312	10,056
Gathering and other	16,960	16,741	60,396	56,016
Restructuring	—	—	—	2,580
General and administrative	3,165	5,219	16,514	18,456
Depletion, depreciation and accretion	12,679	13,886	45,408	62,053
Full cost ceiling impairment	—	26,702	—	215,145
Total operating expenses	49,199	75,642	181,831	410,121
Income (loss) from operations	35,306	(33,076)	103,374	(261,832)

Other income (expenses):
Net gain (loss) on derivative contracts	(6,248)	(28,936)	(125,619)	38,759
Interest expense and other	(3,001)	(1,745)	(8,018)	(6,634)
Gain (loss) on extinguishment of debt	(122)	—	1,946	—
Total other income (expenses)	(9,371)	(30,681)	(131,691)	32,125
Income (loss) before income taxes	25,935	(63,757)	(28,317)	(229,707)
Income tax benefit (provision)	—	—	—	—
Net income (loss)	$25,935	(63,757)	$(28,317)	$(229,707)

Net income (loss) per share of common stock:
Basic	$1.59	$(3.93)	$(1.74)	$(14.18)
Diluted	$1.58	$(3.93)	$(1.74)	$(14.18)
Weighted average common shares outstanding:
Basic	16,274	16,204	16,261	16,204
Diluted	16,448	16,204	16,261	16,204

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	December 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$46,864	$4,295
Accounts receivable, net	36,806	32,242
Assets from derivative contracts	1,383	8,559
Restricted cash	1,495	—
Prepaids and other	1,366	2,740
Total current assets	87,914	47,836
Oil and natural gas properties (full cost method):
Evaluated	569,886	509,274
Unevaluated	64,305	75,494
Gross oil and natural gas properties	634,191	584,768
Less - accumulated depletion	(339,776)	(295,163)
Net oil and natural gas properties	294,415	289,605
Other operating property and equipment:
Other operating property and equipment	3,467	3,535
Less - accumulated depreciation	(1,035)	(1,149)
Net other operating property and equipment	2,432	2,386
Other noncurrent assets:
Assets from derivative contracts	2,515	4,009
Operating lease right of use assets	721	310
Funds in escrow and other	2,270	2,351
Total assets	$390,267	$346,497

Current liabilities:
Accounts payable and accrued liabilities	$62,826	$58,928
Liabilities from derivative contracts	58,322	22,125
Current portion of long-term debt	85	1,720
Operating lease liabilities	369	403
Total current liabilities	121,602	83,176
Long-term debt, net	181,565	158,489
Other noncurrent liabilities:
Liabilities from derivative contracts	7,144	4,291
Asset retirement obligations	11,896	10,583
Operating lease liabilities	352	—
Other	4,003	—
Commitments and contingencies
Stockholders' equity:
Common stock: 100,000,000 shares of $0.0001 par value authorized;
16,273,913 and 16,203,979 shares issued and outstanding as of
December 31, 2021 and 2020, respectively	2	2
Additional paid-in capital	332,187	330,123
Retained earnings (accumulated deficit)	(268,484)	(240,167)
Total stockholders' equity	63,705	89,958
Total liabilities and stockholders' equity	$390,267	$346,497

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$25,935	$(63,757)	$(28,317)	$(229,707)
Adjustments to reconcile net income (loss) to net cash provided by (used
in) operating activities:
Depletion, depreciation and accretion	12,679	13,886	45,408	62,053
Full cost ceiling impairment	—	26,702	—	215,145
Stock-based compensation, net	450	785	2,010	2,578
Unrealized loss (gain) on derivative contracts	(21,332)	30,172	47,721	6,143
Amortization of debt issuance costs	379	—	379	—
Reorganization items, net	—	(125)	—	(6,565)
Loss (gain) on extinguishment of debt	122	—	(1,946)	—
Accrued settlements on derivative contracts	261	(304)	7,030	170
Other expense (income)	(338)	(138)	(567)	142
Cash flow from operations before changes in working capital	18,156	7,221	71,718	49,959
Changes in working capital	3,284	(4,902)	(3,146)	238
Net cash provided by (used in) operating activities	21,440	2,319	68,572	50,197

Cash flows from investing activities:
Oil and natural gas capital expenditures	(5,353)	(5,305)	(52,557)	(101,788)
Proceeds received from sales of oil and natural gas assets	—	25,529	947	29,029
Acquisition of oil and natural gas properties	—	(23)	—	(23)
Other operating property and equipment capital expenditures	(364)	(54)	(371)	(82)
Funds held in escrow and other	52	2	68	510
Net cash provided by (used in) investing activities	(5,665)	20,149	(51,913)	(72,354)

Cash flows from financing activities:
Proceeds from borrowings	229,000	29,000	374,000	148,209
Repayments of borrowings	(184,064)	(49,000)	(332,085)	(132,000)
Debt issuance costs	(14,220)	—	(14,220)	—
Equity issuance costs and other	—	—	(290)	(32)
Net cash provided by (used in) financing activities	30,716	(20,000)	27,405	16,177

Net increase (decrease) in cash, cash equivalents and restricted cash	46,491	2,468	44,064	(5,980)

Cash, cash equivalents and restricted cash at beginning of period	1,868	1,827	4,295	10,275
Cash, cash equivalents and restricted cash at end of period	$48,359	$4,295	$48,359	$4,295

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020

Production volumes:
Crude oil (MBbls)	800	857	3,196	3,446
Natural gas (MMcf)	2,670	2,332	9,447	8,769
Natural gas liquids (MBbls)	345	345	1,157	1,262
Total (MBoe)	1,590	1,591	5,928	6,170
Average daily production (Boe/d)	17,283	17,293	16,241	16,858

Average prices:
Crude oil (per Bbl)	$75.36	$40.46	$66.81	$36.56
Natural gas (per Mcf)	4.27	1.16	3.73	0.66
Natural gas liquids (per Bbl)	36.49	14.16	30.59	11.86
Total per Boe	53.01	26.57	47.93	23.79

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(31.06)	$1.28	$(23.02)	$12.31
Natural gas (per Mcf)	(1.02)	0.06	(0.46)	0.28
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	(17.35)	0.78	(13.14)	7.28

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$44.30	$41.74	$43.79	$48.87
Natural gas (per Mcf)	3.25	1.22	3.27	0.94
Natural gas liquids (per Bbl)	36.49	14.16	30.59	11.86
Total per Boe	35.66	27.35	34.79	31.07

Average cost per Boe:
Production:
Lease operating	$7.77	$5.80	$7.42	$6.82
Workover and other	0.57	0.59	0.54	0.60
Taxes other than income	1.97	1.84	2.08	1.63
Gathering and other, as adjusted (1)	10.67	10.52	10.19	8.53
Restructuring	—	—	—	0.42
General and administrative, as adjusted (1)	2.03	3.24	2.48	2.38
Depletion	7.89	8.56	7.53	9.81

(1) Represents gathering and other and general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$1.99	$3.28	$2.79	$2.99
Stock-based compensation:
Non-cash	(0.28)	(0.49)	(0.34)	(0.42)
Non-recurring (charges) credits and other:
Cash	0.32	0.45	0.03	(0.19)
General and administrative, as adjusted(2)	$2.03	$3.24	$2.48	$2.38

Gathering and other, as reported	$10.67	$10.52	$10.19	$9.08
Rig termination and stacking charges and other	—	—	—	(0.55)
Gathering and other, as adjusted(3)	$10.67	$10.52	$10.19	$8.53

Total operating costs, as reported	$22.97	$22.03	$23.02	$21.12
Total adjusting items	0.04	(0.04)	(0.31)	(1.16)
Total operating costs, as adjusted(4)	$23.01	$21.99	$22.71	$19.96

(2)	General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plan, as well as other cash charges associated with non-recurring (charges) credits and other. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.
(3)	Gathering and other, as adjusted, is a non-GAAP measure that excludes rig termination and stacking charges and other costs. The Company believes that it is useful to understand the effects that these charges have on gathering and other expense and total operating costs and that exclusion of such charges is useful for comparative purposes.
(4)	Represents lease operating expense, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
As Reported:
Net income (loss), as reported	$25,935	$(63,757)	$(28,317)	$(229,707)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$(13,525)	$31,978	$45,461	$5,777
Natural gas	(7,807)	(1,806)	2,260	366
Total mark-to-market non-cash charge	(21,332)	30,172	47,721	6,143
Full cost ceiling impairment	—	26,702	—	215,145
Loss (gain) on extinguishment of debt	122	—	(1,946)	—
Restructuring	—	—	—	2,580
Rig termination and stacking charges	—	—	—	3,383
Non-recurring charges (credits) and other	(715)	(658)	(368)	1,286
Selected items, before income taxes	(21,925)	56,216	45,407	228,537
Income tax effect of selected items	—	—	—	—
Selected items, net of tax	$(21,925)	$56,216	$45,407	$228,537

As Adjusted:
Net income (loss), excluding selected items (1)(2)	$4,010	$(7,541)	$17,090	$(1,170)

Basic net income (loss) per common share, as reported	$1.59	$(3.93)	$(1.74)	$(14.18)
Impact of selected items	(1.34)	3.46	2.79	14.11
Basic net income (loss) per common share, excluding selected items (1)(2)	$0.25	$(0.47)	$1.05	$(0.07)

Diluted net income (loss) per common share, as reported	$1.58	$(3.93)	$(1.74)	$(14.18)
Impact of selected items	(1.34)	3.46	2.78	14.11
Diluted net income (loss) per common share, excluding selected items (1)(2)(3)	$0.24	$(0.47)	$1.04	$(0.07)

Net cash provided by (used in) operating activities	$21,440	$2,319	$68,572	$50,197
Changes in working capital	(3,284)	4,902	3,146	(238)
Cash flow from operations before changes in working capital	18,156	7,221	71,718	49,959
Cash components of selected items	(1,213)	(229)	(7,635)	13,194
Income tax effect of selected items	—	—	—	—
Cash flows from operations before changes in working capital, adjusted for selected items (1)(2)	$16,943	$6,992	$64,083	$63,153

(1)	Net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(2)	For the year ended December 31, 2020, net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital include approximately $22.9 million of net proceeds from hedge monetizations that occurred during the period.
(3)	The impact of selected items for the three months ended December 31, 2021 and 2020 were calculated based upon weighted average diluted shares of 16.4 million and 16.2 million, respectively, due to the net income (loss) available to common stockholders, excluding selected items. The impact of selected items for the years ended December 31, 2021 and 2020 were calculated based upon weighted average diluted shares of 16.4 million and 16.2 million, respectively, due to the net income (loss) available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020

Net income (loss), as reported	$25,935	$(63,757)	$(28,317)	$(229,707)
Impact of adjusting items:
Interest expense	3,215	1,853	8,453	7,373
Depletion, depreciation and accretion	12,679	13,886	45,408	62,053
Full cost ceiling impairment	—	26,702	—	215,145
Stock-based compensation	450	785	2,010	2,578
Interest income	(1)	(171)	(213)	(773)
(Gain) loss on sale of other assets	(3)	—	(18)	52
Restructuring	—	—	—	2,580
Loss (gain) on extinguishment of debt	122	—	(1,946)	—
Unrealized loss (gain) on derivatives contracts	(21,332)	30,172	47,721	6,143
Rig termination and stacking charges	—	—	—	3,383
Non-recurring charges (credits) and other	(715)	(658)	(368)	1,286
Adjusted EBITDA(1)(2)	$20,350	$8,812	$72,730	$70,113

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(2)	Adjusted EBITDA for the year ended December 31, 2020 includes approximately $22.9 million of net proceeds from hedge monetizations that occurred during the period.